Exhibit (11) under N-1A
                                   Exhibit 23 under 601/Reg SK


                    INDEPENT AUDITORS' CONSENT



To the Board of Trustees of
 Stock and Bond Fund, Inc.


   We consent to the use in Post-Effective Amendment No. 87 to Registration Statement (No 2-10415) of STOCK AND BOND FUND, INC. of our report dated December 15, 1995, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in the Prospectus.



By:DELOITTE & TOUCHE LLP
   Deloitte & Touche LLP

Pittsburgh, Pennsylvania